Exhibit 10.1

FOURTH AMENDED AND RESTATED LOAN AGREEMENT

THIS FOURTH AMENDED AND RESTATED AGREEMENT (“Loan Agreement” or “Agreement”) is made and entered into as of this 28th day of October, 2020, by and between J. ALEXANDER’S, LLC, a Tennessee limited liability company ( “Borrower”) and PINNACLE BANK (“Lender”).

W I T N E S S E T H:

WHEREAS, Lender and Borrower are parties to a certain Third Amended and Restated Loan Agreement dated June 5, 2020 (the “Existing Loan Agreement”) wherein Lender loaned Borrower funds for the purposes therein stated, said indebtedness being currently evidenced by (i) that certain Amended and Restated Promissory Note dated September 3, 2019 in the original principal amount of $5,000,000.64, (together with any and all extensions, renewals and modifications thereof, the “Existing Term Note”), (ii) that certain Amended and Restated Revolving Promissory Note dated June 5, 2020 in the maximum principal amount of $16,000,000.00, (together with any and all extensions, renewals and modifications thereof, the “Existing Revolving Note”), (iii) that certain Amended and Restated Revolving Promissory Note dated September 3, 2019 in the maximum principal amount of $20,000,000.00 (together with any and all extensions, renewals and modifications thereof, the “Existing Development Note”), and (iv) that certain Amended and Restated Promissory Note dated January 2, 2019 in the original principal amount of $10,000,000.00, as amended by that certain Amendment to Promissory Note dated as of April 15, 2020 (together with any and all extensions, renewals and modifications thereof, the “Existing Second Term Note”), the Existing Term Note, Existing Revolving Note, Existing Development Note, and Existing Second Term Note hereinafter being collectively referred to as the “Existing Notes”; and

WHEREAS, Borrower has applied to Lender for an extension of the Maturity Dates (as defined in the Notes) (the “Loan Modification”), subject to the terms and conditions hereinafter contained; and

WHEREAS, the Borrower has requested and Lender has agreed to amend and restate the Existing Loan Agreement in its entirety, it being understood that nothing contained herein shall be deemed a satisfaction or novation of the indebtedness and obligations created or evidenced by the Existing Loan Agreement or the Existing Notes as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower covenant and agree as follows:

I. THE LOANS

1.1 Loan. Subject to the terms and provisions of this instrument, Lender has made or agrees to make available to Borrower:

1.1.1.

A Term Loan in the principal amount of FOUR MILLION TWENTY-SEVEN THOUSAND SEVEN HUNDRED SEVENTY-EIGHT AND 49/100 DOLLARS ($4,027,778.49), solely for the purposes specifically enumerated herein and certain costs and expenses related thereto (the “Term Loan”). The Term Loan has been fully funded prior to the date hereof. The Term Loan is evidenced by the “Term Note”. The Term Note shall be deemed to refer to an Amended and Restated Promissory Note of even date herewith in the maximum principal amount of $4,027,778.49, together with any and all extensions, renewals, and modifications thereof.

1.1.2.

A revolving line of credit in the maximum principal amount of SIXTEEN MILLION AND NO/100 DOLLARS ($16,000,000.00), to be used for general business purposes, including working capital needs of Borrower and its subsidiaries, by advancing said sum to Borrower on a revolving basis from time to time at Borrower’s request pursuant to the provisions herein contained (the “Line of Credit”). The Line of Credit shall be evidenced by the “Revolving Note”. The Revolving Note shall be deemed to refer to an Amended and Restated Revolving Promissory Note of even date herewith in the maximum principal amount of $16,000,000.00, together with any and all extensions, renewals, and modifications thereof.

1.1.3.

A revolving line of credit in the maximum principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), solely for the purposes specifically enumerated herein and to pay certain costs and expenses related thereto, by advancing said sum to Borrower on a revolving basis from time to time at Borrower’s request pursuant to the provisions herein contained (the “Development Loan”). The Development Loan is evidenced by the “Development Note”. The Development Note shall be deemed to refer to an Amended and Restated Revolving Promissory Note of even date herewith in the maximum principal amount of $20,000,000.00, together with any and all extensions, renewals, and modifications thereof.

1.1.4.

A term loan in the original principal amount of FIVE HUNDRED FIFTY-FIVE THOUSAND FIVE HUNDRED FORTY-EIGHT AND NO/100 DOLLARS ($555,548.00), solely for the purposes of refinancing Borrower’s existing indebtedness owed to Fidelity National Financial Ventures, LLC and certain costs and expenses related thereto related thereto (the “Second Term Loan”). The Second Term Loan has been fully funded prior to the date hereof. The Second Term Loan is evidenced by the “Second Term Note”. The Second Term Note shall be deemed to refer to an Amended and Restated Promissory Note of even date herewith in the principal amount of $555,548.00, together with any and all extensions, renewals, and modifications thereof.

The Term Loan, the Line of Credit, the Development Loan, and the Second Term Loan are sometimes hereinafter collectively referred to as the “Loans”. The Term Note, the Revolving Note, the Development Note, and the Second Term Note are sometimes hereinafter collectively referred to as the “Notes.”

J. ALEXANDER’S HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), J. ALEXANDER’S RESTAURANTS, LLC, a Tennessee limited liability company, J. ALEXANDER’S RESTAURANTS OF KANSAS, LLC, a Kansas limited liability company, J. ALEXANDER’S OF TEXAS, LLC, a Texas limited liability company, JAX REAL ESTATE, LLC, a Delaware limited liability company, JAX RE HOLDINGS, LLC, a Delaware limited liability company, JAX REAL ESTATE MANAGEMENT, LLC, a Delaware limited liability company, STONEY RIVER MANAGEMENT COMPANY, LLC, a Delaware limited liability company, SRLS LLC, a Delaware limited liability company, STONEY RIVER LEGENDARY MANAGEMENT, L.P., a Georgia limited partnership, and STONEY RIVER, LLC, a Delaware limited liability company (herein collectively referred to as the “Guarantors”), shall unconditionally guarantee payment of the Loans, and all indebtedness now or hereafter owing to Lender by Borrower, and shall execute instruments in such form as may be reasonably required by Lender to accomplish such guaranties. The Guarantors herein stated include wholly-owned subsidiaries of Borrower that own Collateral (as hereinafter defined).

1.2 Term. The term of the Loans shall be as set forth in the Notes and this Loan Agreement.

1.3 Interest. The Loans shall bear interest at annual rates as set forth in the Notes. Interest accruing under the Notes shall be computed on the basis of a three hundred sixty (360) day year. After default or maturity, interest and penalties shall accrue as set forth in the Note and this Loan Agreement. Notwithstanding anything herein to the contrary, in no event shall the interest rate exceed the maximum rate allowed by applicable law.

1.4 Repayment Schedule. Payment of all obligations arising under the Loans shall be made as set forth in the Notes and this Loan Agreement.

1.5 Commitment Fees; Non-Use Fee.

1.5.1.	Upon closing of the Loan Modification, Borrower shall pay to Lender an upfront commitment fee equal to $4,000.00, payable in full in cash at closing.

1.5.2.

Borrower shall pay to Lender a non-use fee (the “Non-Use Fee”) for the unused portion of the Development Loan. The Non-Use Fee shall be 0.25% per annum of the average, unused portion of the Development Loan, subject to quarterly adjustments, payable quarterly in arrears until the termination of the Development Loan.

1.5.3.

Borrower shall pay to Lender a fee equal to either (a) 0.15% multiplied by the purchase price (“Purchase Price”) if Borrower is sold at a Purchase Price equal to or greater than $150,000,000.00, or (b) 0.10% multiplied by the Purchase Price if the Purchase Price is less than $150,000,000.00. This fee will remain in effect until January 1, 2023.

1.6 Place of Payments. All payments of principal and interest shall be made at 150 Third Avenue South, Suite 800, Nashville, TN 37201, or at such other place, or places, as Lender may direct by notice in writing to Borrower from time to time.

1.7 Prepayment. Prepayment of principal due under the Loans may be made at any time without premium or other prepayment charge.

1.8 Pre-Closing Requirements. Prior to closing the Loan Modification, the following conditions shall have been met by the Borrower and/or Guarantors, as applicable:

(a) Borrower and Guarantors shall have provided to Lender certified resolutions appropriately authorizing the transactions contemplated herein and designating an authorized officer or other agent to execute all Loan Documents to which such entity is a party. Lender agrees that the resolutions previously delivered by Borrower and Guarantors to Lender in connection with the execution of Existing Loan Agreement and the Existing Notes shall be deemed to satisfy this condition.

(b) Lender shall have received UCC-1 or UCC-3 financing statements in form acceptable to Lender to be filed with the Secretary of State of Tennessee, and such other locations as Lender may reasonably require, perfecting Bank’s security interest in the Collateral (as hereinafter defined), and any waivers or releases reasonably required by Lender.

(c) Lender shall have received a copy of certificates of existence of Borrower and Guarantors from the Secretaries of State for the states in which said entities are organized, together with copies of the operating agreements or limited partnership agreement of Borrower and Guarantors, as applicable.

(d) Lender shall have received UCC-11 searches issued by the Secretary of State of Tennessee and such other jurisdictions as Lender may reasonably require.

1.9 Disbursement of Loans. The Term Loan and Second Term Loan have been disbursed in full. Funds shall be disbursed by Lender under the Revolving Note and the Development Note for the purposes provided herein on a revolving basis from time to time at Borrower’s request, and subject to and in accordance with the conditions and requirements contained herein, as follows:

(a) Lender shall not be obligated to disburse any portion of the Line of Credit and the Development Loan other than closing costs of the Loans approved by Lender, unless and until, at Lender’s option, the following conditions precedent shall have been satisfied:

(i) Borrower shall be in material compliance with all covenants, warranties and representations to which Borrower is obligated under this Loan Agreement.

(ii) No Event of Default shall then be in existence hereunder or would be caused by any such disbursement.

(iii) Prior to the end of Borrower’s fiscal month 8, 2021, Advances under the Line of Credit in excess of $1,000,000.00 per month (x) shall be limited to $5,000,000.00 per fiscal month beginning with Borrower’s fiscal month 8, 2020 (with any amounts not borrowed during any particular period to be carried over to subsequent periods); and (y) contingent upon the Borrower generating at least the minimum revenue amounts as set forth on Schedule 1 attached hereto. From the beginning of Borrower’s fiscal month 9, 2021 through the remaining term of the Loans, Advances in excess of $1,000,000.00 per month shall not be limited to $5,000,000.00 per month and shall not be contingent upon the Borrower generating the minimum revenue amounts set forth in Schedule 1.

Interest shall accrue on sums advanced only from the date of disbursement of such sums.

(b) Advances under the Development Loan shall be subject to the following additional terms and conditions:

(i) Prior to advancing funds under the Development Loan, Borrower shall be in compliance with all the existing financial covenants.

(ii) Borrower may, at its option upon completion of any project financed under the Development Loan, request that Lender term-out advances made in respect of any such projects (a “Term-Out Option”). Thereafter, principal and interest payments in respect of such advances (a “Conversion Loan”) shall be due and payable monthly based upon a 180-month amortization for fee simple projects and a 60-month amortization for leasehold projects, with all amounts advanced in respect of a particular project being due and payable five (5) years from the beginning of principal and interest amortization (the “Conversion Date”).

(iii) Upon the Conversion Date for a particular project, all amounts advanced under Development Loan in respect of such project shall be available to be reborrowed under the Development Loan, provided Borrower has provided the documents described in Section 1.8 of this Agreement and further provided that no Event of Default has occurred and is continuing.

(iv) Borrower shall have paid all reasonable legal expense and recording cost/tax associated with perfecting Lender’s first priority security interest in the J. Alexander’s locations currently financed with Lender, in addition to paying any and all reasonable legal expense and recording cost/tax associated with perfecting Lender’s first priority security interest in the Collateral herein described.

(v) Borrower shall deliver or cause to be delivered to Lender a preliminary budget for operation of any new restaurant within thirty (30) days after the disbursement to Borrower of the initial disbursement to build said restaurant. In addition, in the event Borrower exercises a Term-Out Option with respect to a particular project, Borrower shall deliver to Lender or cause to be delivered to Lender, such documentation as Lender may reasonably request in respect of such project.

Such documentation shall include but not be limited to a current appraisal, title commitment, landlords consents and estoppels (for leasehold projects) any environmental report and any other necessary reasonably required documents, all of which shall be provided to Lender in a timely manner but not less than thirty (30) days prior to the anticipated closing of the Conversion Loan. To clarify, upon the Conversion Date, the subject Conversion Loan shall no longer be secured by the Collateral, but shall be secured by a mortgage lien on the fee simple or leasehold interest in the subject restaurant, the construction of which was financed with the proceeds thereof. In addition, with respect to any permanent loan secured by real property, the original principal amount of such permanent loan will be the lesser of (a) Borrower’s total real estate costs, or (b) 80% of the appraised property value. As part of the condition to a permanent loan being made, the Guarantors shall agree to continue to guarantee any such permanent loan.

1.10 Collateral. As collateral for the Secured Obligations, as hereinafter defined, including the Loan, Borrower shall have executed and delivered, or caused to be executed and delivered to Lender, the following:

(a) Documentation satisfactory to Lender in all respects, including all amendments, extensions, or modifications thereof, granting mortgage, deed of trust, or deed to secure debt liens (as appropriate) on seventeen (17) certain real estate assets owned by JAX Real Estate, LLC, J. Alexander’s, LLC, Stoney River Legendary Management, LP, and Stoney River Management Company, LLC, all as listed on Exhibit “A” attached hereto, upon which a J. Alexander’s Restaurant, Stoney River Restaurant, or a Redlands Grill Restaurant is located thereon (“Real Estate Collateral”). Except for Permitted Encumbrances (as hereinafter defined), the Real Estate Collateral will be free and clear of other liens, claims and encumbrances. Any Master Lease shall be made subordinate to the Secured Obligations (as hereinafter defined) secured by the Real Estate Collateral. As used herein “Permitted Encumbrances” shall mean (i) matters shown on the title insurance commitments delivered to Lender in connection herewith, (ii) subordinate judgment liens that are the subject of an ongoing appeal, (iii) liens in favor of Lender, (iv) liens securing purchase money indebtedness or capital lease obligations, and (v) liens for taxes not yet delinquent or being contested in good faith, (vi) claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business to the extent limited to the property or assets relating to such contract, and (vii) liens in favor of a landlord to secure Borrower’s or its subsidiaries’ obligations to pay rent. It is understood, however, that the Lender has an existing security interest in said properties as set forth in the Existing Loan Agreement, pursuant to which the Lender obtained a first priority lien on the Real Estate Collateral to secure the Existing Notes.

(b) Assignment and Security Agreement, assigning and granting a security interest to Lender in all items therein described and other rights and matters as provided therein arising from or with respect to the Collateral as defined therein, together with Financing Statements to evidence and perfect such assignment and security interest, all of which shall be in form and substance reasonably satisfactory to Lender in all respects, and which shall be first priority encumbrances upon the property, rights and interests which are the subject of such Assignment and Security Agreement and Financing Statements (subject to Permitted Encumbrances).

(c) Guaranties of the Guarantors in form and substance reasonably satisfactory to Lender executed by the Guarantors.

The foregoing instruments and documents, and any other instruments and documents now or hereafter securing the Secured Obligations pursuant to this Loan Agreement, are herein sometimes collectively called the “Security Instruments.” The Security Instruments, together with the Notes, this Loan Agreement, and any other instruments and documents now or hereafter evidencing, securing or regulating the Loans or Secured Obligations, including all amendments, extensions, or modifications of any of the foregoing, are herein sometimes collectively called the “Loan Documents.”

Without limiting any of the provisions thereof, the Security Instruments shall secure the following (the “Secured Obligations”):

(a) The full and timely payment of the indebtedness evidenced by the Notes, together with interest thereon, and all extensions, modifications and renewals thereof.

(b) The full and prompt performance of all the obligations of Borrower to Lender under the Loan Documents.

(c) The full and prompt payment of all costs and expenses of whatever kind or nature incident to the collection of any indebtedness evidenced by the Notes, the enforcement or protection of the Security Instruments, or the exercise by Lender or any rights or remedies of Lender with respect to any indebtedness evidenced by the Notes, including but not limited to reasonable attorney fees incurred by Lender in connection therewith, all of which Borrower agrees to pay upon demand.

(d) The full and prompt payment and performance of any and all other indebtedness and obligations of Borrower to Lender, whether direct, indirect, contingent or matured, and whether incurred as endorser, guarantor, maker, surety or otherwise, whether now existing or hereafter arising.

1.11 Collateral Substitution. Intentionally omitted.

1.12 Further Documents and Actions. Borrower and Guarantors shall execute such instruments as Lender may reasonably require from time to time (which shall be in such form and substance as Lender may reasonably require), and shall take such other actions as Lender may reasonably require from time to time, to assure the full realization by Lender of the security of all the Collateral.

II. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as follows:

(a) Neither this Loan Agreement, nor any document, financial statement, report, notice, schedule, certificate, statement or other writing which has, or shall be, furnished to Lender by or on behalf of Borrower hereunder contains any untrue statement of a material fact, or omits to state a fact material to this Loan Agreement, or the Loans to be made hereunder.

(b) Borrower has full power and authority to consummate the transactions contemplated hereby.

(c) Borrower and each Guarantor has, and shall have, the authority and capacity to execute and deliver the Loan Documents to which it is a party.

(d) As of the date hereof, there is no default, under any instrument or document to which Borrower or any Guarantor is a party, which default is reasonably likely to cause a material adverse effect upon Borrower and Guarantors’ financial condition taken as a whole (a “Material Adverse Effect”). Neither the execution nor delivery of this Loan Agreement, or any of the Loan Documents, nor compliance with their terms and provisions, will conflict with or be in violation of any applicable law, regulation, ordinance, court order, injunction, writ, or decree which conflict is reasonably likely to result in a Material Adverse Effect.

(e) As of the date hereof there is no pending or, to Borrower’s knowledge, threatened judicial, administrative, or arbitrational action or proceeding affecting Borrower, or any Guarantor, before any court, governmental agency, or arbitrator which relates in any adverse manner to any of the transactions contemplated by this Loan Agreement, or which if adversely determined, is reasonably likely to result in a Material Adverse Effect. Neither Borrower nor any Guarantor has any material contingent liability not disclosed in the financial information heretofore furnished to Lender, which is reasonably likely to result in a Material Adverse Effect.

(f) The funds disbursed under the Loans shall be used for no purpose other than the purposes stated above and for working capital needs and other general business purposes.

(g) The financial statements which have been heretofore delivered to Lender by or on behalf of Borrower and Guarantors, and all financial statements which shall be delivered hereunder by Borrower or Guarantors during the term of this Loan Agreement, and until payment of the Loans made hereunder, fairly present, and shall fairly present, in all material respects, the financial condition and results of operations of the Borrower as of and for the periods represented.

(h) Borrower is a Tennessee limited liability company, validly existing, and in good standing under the laws of the State of Tennessee and has the power to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under this Loan Agreement and the other Loan Documents. Borrower is duly qualified to do business and in good standing in any other state in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The parties executing the Loan Documents on behalf of Borrower are duly authorized to act on its behalf.

(i) Guarantors are validly existing and in good standing under the laws of the states of their organization and have the power to guarantee the indebtedness contemplated hereby, to carry on business as now conducted, and to enter into and perform obligations under this instrument and the other Loan Documents. Guarantors are duly qualified to do business and in good standing in any other state in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The parties executing the Loan Documents on behalf of Guarantors are duly authorized to act on behalf of such Guarantors.

(j) As of the date hereof, Borrower’s principal office and chief place of business is located at 3401 West End Avenue, Suite 260, Nashville, Tennessee 37203. Borrower will give Lender thirty (30) days’ notice of any change in its principal office or chief place of business.

III. COVENANTS OF BORROWER

3.1 Loan Documents. Borrower and Guarantors shall execute and deliver, or cause to be executed and delivered, to Lender for the Loans to be made hereunder, prior to disbursement thereof, all of the Loan Documents, including but not limited to this Loan Agreement, the Notes and Security Instruments, all in form and substance reasonably satisfactory to Lender in all respects.

3.2 Additional Documentation. Borrower shall deliver to Lender charters, bylaws, certifications, affidavits, good standing certificates, resolutions, opinions of counsel, and such other documentation as may be reasonably necessary in Lender’s judgment, to authorize the execution and delivery of any of the Loan Documents or to carry out the provisions of this Loan Agreement.

3.3 Liens. Borrower shall for the term of this Loan Agreement, and until payment of the Loan made hereunder, keep the Collateral free and clear of any and all liens except Permitted Encumbrances and shall pay all taxes (if any) which may be charged against any part or all of the Collateral, prior to the time such become delinquent. However, Borrower shall not be required to pay any such lien claim, tax or assessment deemed by Borrower to be excessive or invalid, or which may be otherwise contested by Borrower, for so long as Borrower shall in good faith object to or otherwise contest the validity of the same by appropriate legal proceeding, and provided further that Borrower, upon demand by Lender, as protection and indemnity against loss or damage resulting therefrom, shall deposit, either in cash, bond, or other collateral acceptable to Lender, an amount sufficient in Lender’s reasonable judgment to cover the claim for such unpaid amounts, together with any costs or penalties which may thereafter accrue. Borrower shall pay, in any event, any such items prior to any judicial or nonjudicial sale to enforce any such lien.

3.4 Financial Statements and Other Information. Borrower shall provide Lender with quarterly company prepared consolidating and consolidated financial statements and a quarterly loan covenant compliance report within 45 days after the end of the first three (3) fiscal quarters of each fiscal year. Borrower shall also provide Lender with an annual audited consolidated financial statement and a loan covenant compliance report within 120 days of Borrower’s fiscal year-end.

3.5 Additional Financial Covenants. Financial covenants will be calculated on a trailing four quarters basis (and for J. Alexander’s Holdings, LLC, and its subsidiaries on a consolidated basis) and will consist of:

(a) Revenue. Borrower shall attain at least $99,755,000.00 of revenue for Borrower’s fiscal year ending January 3, 2021, and shall attain at least $118,350,000.00 of revenue on a four quarter trailing basis by April 4, 2021, and shall attain at least $166,812,000.00 of revenue on a four quarter trailing basis by July 4, 2021 and thereafter through the maturity date.

(b) Adjusted Debt to Tangible Net Worth. Borrower shall maintain Maximum Adjusted Debt to Tangible Net Worth of 0.80 or less and defined as the ratio of Total Funded Debt to Tangible Net Worth. This covenant will be measured quarterly beginning September 27, 2020. “Tangible Net Worth” shall mean (i) total assets less any intangible assets (including right-of-use lease assets) minus (ii) total liabilities less any lease liabilities or other such liabilities that would be determined to be of an intangible nature, all determined in accordance with GAAP. “Total Funded Debt” shall mean the outstanding principal amount of all obligations for borrowed money.

(c) Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage ratio of not less than (1) for the period commencing July 5, 2021 through January 2, 2022, 1.00 to 1.00 and (2) for the period commencing January 3, 2022 through the remaining term of the Loans, 1.05 to 1.00. Fixed Charge Coverage Ratio shall be measured at the Borrower’s quarter-end based on a four-quarter trailing basis. Fixed Charge Coverage Ratio shall be defined as the ratio of (A) the sum of Net Income (excluding the effect of any extraordinary or non-recurring gains or losses including any asset impairment charges, restaurant closing expenses (including lease buy-out expenses), changes in valuation allowance for deferred tax assets and non-cash deferred income tax benefits and expenses and up to $1,000,000.00 (in the aggregate for the remaining term of the Development Loan) in uninsured losses) plus depreciation and amortization plus interest expenses plus rent payments plus non-cash FASB Accounting Standard Codification Topic 718 items, i.e. stock based compensation and non-cash expenses related to a profits interest plan, plus other non-cash expenses or charges, and plus expenses associated with the public offering, spin-off, strategic evaluation, or acquisition/merger process, regardless of whether the public offering, spin-off, strategic evaluation, or acquisition/merger occurs or is delayed, minus the greater of i) actual total store maintenance capital expenditures (excluding major remodeling or image enhancements), or ii) the total number of Borrower’s stores operating for at least 18 months multiplied by $40,000.00, to (B) the sum of interest expense plus rent payments plus current maturities of long term debt and capital leases.

“GAAP” shall mean generally accepted accounting principles consistently applied, provided that, notwithstanding any changes in such generally accepted accounting principles, any leases now existing or hereafter entered into that would have been treated as operating leases under generally accepted accounting principles as of December 30, 2018, will continue to not be treated as indebtedness for all purposes under this Agreement, including this Section 3.5.

3.6 Notice of Claims. Borrower shall promptly notify Lender of any litigation exceeding $500,000.00 by any third party which may arise with respect to the Collateral, not covered by insurance subject to customary deductibles.

3.7 Insurance. If such insurance is obtainable, Borrower shall furnish to Lender insurance policies with companies, and coverage and amounts, reasonably satisfactory to Lender insuring the Collateral against loss or damage by fire and other casualty, and such other risks as may be reasonably requested by Lender, said policies to insure the full replacement cost of such Collateral. Each such policy shall be maintained in full force and effect until the Loans have been paid in full.

3.8 Ownership of Collateral. Except as set forth herein and the other Loan Documents, Borrower shall at all times until final payment of the Loans be the true and lawful owner of all the Collateral.

3.9 Assignments and Participations. Lender shall have the right at any time to sell and assign interests and to sell participations in the Loans in accordance with customary terms, including prior consent of the Borrower (not to be unreasonably withheld), which consent shall not be required if any Event of Default exists.

3.10 Deposit Accounts. Borrower agrees to maintain the vast majority of its treasury management depository accounts and treasury management account balances with Lender.

3.11 Dividends.

(a)	Any direct or indirect subsidiary of Borrower may pay dividends to another direct or indirect subsidiary of Borrower or to Borrower.

(b)	Borrower shall be permitted to pay dividends to Holdings.

(c)	Holdings shall be permitted to pay tax dividends to its members.

(d) Borrower shall be prohibited from issuing or declaring cash dividends without Lender’s written permission until the Loans are fully repaid or expired, except as otherwise noted in (a), (b) and (c) above. Amounts paid to an affiliate of Borrower pursuant to a management agreement or similar arrangement are not considered a dividend.

3.12 Reimbursement. Intentionally omitted.

IV. EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder:

(a) If Borrower shall fail to pay any installment under the Loans within five (5) days of Lender’s written notice to Borrower; or

(b) If Borrower shall fail to pay sums due under the Loans at maturity; or

(c) If Borrower or any of the Guarantors shall fail to keep and perform any other covenant or provision contained in this Loan Agreement, or in any of the Loan Documents, or if at any time any representation or warranty made by Borrower or any of the Guarantors, herein or otherwise in connection with the Loans made hereunder, shall be materially incorrect, and such failure shall continue unremedied for a period of thirty (30) days following the earlier of the date an executive officer of Borrower first has actual knowledge of such breach or failure, or the date Borrower is given written notice from Lender to Borrower specifying such breach or failure. If such failure cannot be cured by Borrower with reasonable diligence within such thirty (30) day period, then such period shall be extended to a total of forty-five (45) days provided that within such thirty (30) day period Borrower shall commence to cure such breach or failure and shall continue to proceed thereafter with reasonable diligence; or

(d) If Borrower or any of the Guarantors (i) shall generally not pay or shall be unable to pay its or their debts as such debts become due; or (ii) shall make a general assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for such party, the Collateral or a substantial part of such party’s assets; or (iii) shall commence any proceeding under bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any petition or application filed or commenced against it or them in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or omission, such party’s consent to, approval of or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver or trustee for such party, the Collateral or a substantial part of such party’s assets; or (vi) shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or

(e) If Borrower or any of the Guarantors shall be liquidated or dissolved (provided, however, any Guarantor may be liquidated, dissolved or merged into another Guarantor or Borrower); or

(f) If there is a material default in any other indebtedness or obligations now or hereafter owing by Borrower or Guarantors to Lender, subject to applicable cure provisions.

In any such event, Lender may, in addition to all remedies available to Lender under the terms of any of the Loan Documents, or otherwise by applicable law, take any or all of the following actions, concurrently or successively: (i) declare the indebtedness evidenced by the Notes delivered pursuant to this Loan Agreement to be immediately due and payable without presentment, demand, or other notice, all of which are expressly waived, unless notice is specifically provided herein, or elsewhere in the Loan Documents, (ii) terminate the obligation of Lender to extend credit of any kind hereunder, whereupon the obligation of Lender to make additional advances hereunder shall terminate, and/or (iii) acquire possession of the Collateral.

Borrower shall be liable to Lender for all sums paid or expended by Lender during the occurrence of an Event of Default in connection with the Collateral or otherwise in connection with this Loan Agreement, and all such payments made or liabilities incurred by Lender hereunder, of any kind whatsoever, shall be payable upon demand, and all of the foregoing, shall be deemed to constitute advances under this Loan Agreement, and the Notes, and shall be additional indebtedness secured by the Security Instruments.

V. GENERAL PROVISIONS

5.1 Setoff. In addition to all rights of setoff, Lender shall have upon the occurrence of an Event of Default hereunder the right to appropriate and apply to the payment of the Loans outstanding hereunder, any and all balances, credits, deposits, accounts, money, or other property of Borrower or Guarantors then or thereafter held by or deposited with Lender.

5.2 Attorney Fees and Costs. Borrower shall be liable to Lender for all sums reasonably paid or incurred by Lender in connection with this Loan Agreement, the Loans made hereunder, the Collateral, whether paid or incurred by reason of any default hereunder, or in any of the Loan Documents, or otherwise, and such shall include, but shall not be limited to, the payment of all reasonable attorneys’ fees so paid or incurred. All such sums shall be payable by Borrower to Lender upon demand, and all of the foregoing shall constitute advances under this Loan Agreement. Borrower shall further pay to Lender all costs and expenses incurred by Lender, including, but not limited to, reasonable attorneys’ fees, in the preparation and consummation of this Loan Agreement, and the Loan made hereunder.

Borrower will pay all reasonable outside legal fees and UCC recording cost and search expenses incurred by the Lender relative to negotiation and document preparation (whether or not the contemplated transaction is closed and funded), and any and all reasonable legal fees and expenses incurred by Lender after the closing for any and all ongoing administrative, enforcement and collection expenses related to the Loans.

5.3 Remedies Cumulative. All remedies provided for in this Loan Agreement, or in any of the Loan Documents, shall be cumulative, and shall be in addition to all other remedies available to Lender by applicable law.

5.4 Inspection. Upon reasonable prior notice, Lender, its representatives and designees, shall have reasonable access to the books and records of Borrower with respect to the Collateral, and shall be entitled to copies of such records upon request. Borrower shall make such books and records available to Lender upon reasonable request. Upon reasonable prior notice, Lender shall be entitled to access to the Collateral for the purpose of inspecting the same, and in order to otherwise carry out the provisions of this Loan Agreement, or of any of the Loan Documents.

5.5 No Waiver. The failure of Lender to exercise any right or remedy granted under this Loan Agreement, any of the Loan Documents, or by applicable law, shall not be a waiver of Lender’s right or rights to exercise any such right or remedy upon any subsequent default.

5.6 Captions. Captions used herein are for convenience only, and shall not be construed as limiting the construction of the provisions of this Loan Agreement.

5.7 Notice. Any and all notices permitted or required under this Loan Agreement, or any of the Loan Documents, shall be deemed given if hand-delivered, or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to Borrower, as follows:	J. Alexander’s, LLC Attn: Mark Parkey, CFO (or Jessica Hagler) 3401 West End Avenue, Suite 260 Nashville, Tennessee 37203

with a copy to:	Bass, Berry & Sims PLC Attn: Felix R. Dowsley, III 150 Third Avenue S., Suite 2800 Nashville, TN 37201

and in the case of Lender:	Pinnacle Bank Attn: William W. DeCamp, Senior Vice President 150 Third Avenue S., Suite 800 Nashville, Tennessee 37201

with a copy to:	Gullett, Sanford, Robinson & Martin PLLC Attn: Catherine H. Gwyn 150 Third Avenue S., Suite 1700 Nashville, Tennessee 37201

or to such other address, or addresses, as either party may request in writing to the other from time to time. No notice to or demand on Borrower hereunder, in itself shall entitle Borrower to any other or further notice or demand in similar or other circumstances, or shall constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

5.8 Interest. Notwithstanding anything herein to the contrary, in no event shall interest charged under the Loans hereunder exceed the maximum rate allowed by applicable law. Interest shall be calculated on the basis of a three hundred sixty (360) day year.

5.9 No Liability. Except to the extent caused by Lender’s negligence or willful misconduct, Borrower shall indemnify and hold harmless Lender from and against any and all liability, loss, and damage incurred by Lender in connection with this Loan Agreement.

5.10 Successors and Assigns. This Loan Agreement shall be binding upon the parties hereto, and their respective successors and assigns. However, no rights of Borrower hereunder may be assigned without the express prior written consent of Lender.

5.11 Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.

5.12 Entire Agreement, Amendment. This Loan Agreement, and the Loan Documents executed pursuant hereto shall constitute the entire agreement of the parties. Any additional provisions contained in the Loan Documents not contained herein shall be supplemental and in addition to the provisions hereof. This Loan Agreement may be modified or amended only by an instrument in writing executed by all parties hereto.

5.13 Applicable Law. The construction and validity of this Loan Agreement, and the Loans made hereunder, shall be governed by the law of the State of Tennessee, except to the extent that such may be pre-empted by applicable law or regulation of the United States of America governing the charging or receiving of interest.

5.14 Time of the Essence, Gender, Number. Time is of the essence with respect to this Loan Agreement, and all provisions and obligations hereof. As used herein, the singular shall refer to the plural, the plural to the singular, and the use of any gender shall be applicable to all genders.

5.15 Further Assurances. Borrower shall execute and deliver such additional instruments and documents and take such further actions, as may be reasonably requested by Lender from time to time to further evidence or perfect the rights of and obligations owing to Lender hereunder and to correct any errors or mistakes in the transactions evidenced hereby.

5.16 Counterparts. This Loan Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

5.17 Guarantors. The Guarantors join in the execution of this Agreement for the purpose of acknowledging Guarantors’ respective obligations with respect to this Agreement, the Notes, and in addition any other instrument or document evidencing or securing all or any part of the Loans, to the extent applicable to each Guarantor.

5.18 Amendment and Restatement. This Fourth Amended and Restated Loan Agreement constitutes an amendment and restatement of that certain Third Amended and Restated Loan Agreement, dated June 5, 2020, as subsequently modified, by and among the Borrower, the Lender, and the within-named Guarantors.

5.19 Jury Waiver. BORROWER AND GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO OR ACCEPTING THIS AGREEMENT. FURTHER, BORROWER AN GUARANTORS HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER, OR LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS

WAIVER OF RIGHT TO JURY TRIAL PROVISION. ANY ACTION BROUGHT HEREUNDER OR WITH RESPECT TO THE SUBJECT MATTER HEREOF MUST BE BROUGHT IN THE STATE COURTS SITTING IN DAVIDSON COUNTY, TENNESSEE OR IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE WHICH SHALL HAVE EXCLUSIVE JURISDICTION AND VENUE OF ANY SUCH MATTERS. PROVIDED THAT FOR ANY ACTION FOR WHICH IN REM JURISDICTION IS REQUIRED, ANY SUCH ACTION MAY BE BROUGHT IN THE STATE COURTS SITTING IN COUNTY AND STATE IN WHICH THE ACTION ARISES, OR IN THE FEDERAL DISTRICT COURT, AS MAY BE NECESSARY.

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Loan Agreement as of the date first above written.

BORROWER:

J. ALEXANDER’S, LLC,
a Tennessee limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

LENDER:

PINNACLE BANK

By:	/s/ William W. DeCamp
William W. DeCamp, Senior Vice President

GUARANTORS:

J. ALEXANDER’S HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

J. ALEXANDER’S RESTAURANTS, LLC,
a Tennessee limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

J. ALEXANDER’S RESTAURANTS OF
KANSAS, LLC, a Kansas limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

J. ALEXANDER’S OF TEXAS, LLC,
a Texas limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

JAX REAL ESTATE, LLC,
a Delaware limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

JAX RE HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

JAX REAL ESTATE MANAGEMENT, LLC,
a Delaware limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

STONEY RIVER MANAGEMENT COMPANY, LLC,
a Delaware limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

SRLS LLC,
a Delaware limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

STONEY RIVER LEGENDARY MANAGEMENT, L.P., a Georgia limited partnership

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer

STONEY RIVER, LLC,
a Delaware limited liability company

By:	/s/ Mark A. Parkey
Name: Mark A. Parkey
Title: Executive Vice President, Chief Financial Officer and Treasurer